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                                                                   EXHIBIT 10.75

                                RMB Loan Contract

Contract No.: 2006-01
Type of Loan: Fixed Asset Loan
Borrower (Party A): Libbey Glassware (China) Company Limited
Address: Room 407, EDA Administrative Committee, Youyi Road, Langfang Economic
         Development Area
Post Code: 065001
Legal Representative (Person in Charge): Ken Wilkes
Fax: 0316-6070912
Telephone: 0316-6070913

Lender (Party B): China Construction Bank Corporation Langfang Economic
                  Development Area Sub-branch
Address: No. 1 Huiyuan Street, Langfang Economic Development Area
Post Code: 065001
Person in Charge: Li Jun
Fax: 0316 - 5919902
Telephone: 0316 - 5919901

Borrower (hereinafter referred to as Party A): Libbey Glassware (China) Company Limited Lender (hereinafter referred to as Party B): China Construction Bank Corporation Langfang Economic Development Area Sub-branch

Party A applies to Party B for a loan which Party B agrees to grant. Under relevant laws and regulations concerned, Party A and Party B agree to make this contract in order to execute and fulfill this contract jointly.

Article 1 Amount of Loan

Party A borrows from Party B (in words) RMB two hundred fifty million (RMB 250 million).

Article 2 Purposes of Loan

The loan will be used for a glassware manufacturing facility project with an annual capacity of 27,000 tons.

Article 3 Term of Loan

The term of the loan stipulated in this contract is eight (8) years, namely from 23rd January 2006 until 22nd January 2014.

If the starting date of the term of loan under this contract is inconsistent with the loan redeposit receipts, the recorded date in the loan redeposit receipts for the first advance shall be the starting date. The loan redeposit receipts are parts of this contract, and have the same legal effect as this

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contract.

Article 4 Loan Interest Rate, Penalty Interest Rate, Interest Calculation and Interest Accrual

1. Loan Interest Rate

The loan interest rate under this contract will be per annum, and the interest rate is variable interest rate as further delineated in Item b below:

a. Fixed Interest Rate, namely ____, the interest rate keeps unchanged during the term of the loan;

b. Variable Interest Rate, namely floating downward by 10% based on the level of the base interest rate, which, from the value date onwards, shall be subject to adjustment every 12 months. The interest rate adjustment date is the corresponding date of the value date in that month, and if there isn't a corresponding date in that month, the last day of the month will be the interest rate adjustment date.

2. Penalty Interest Rate

A. The penalty interest rate is per annum.

B. If Party A does not use the loan for the purposes stipulated in this contract, penalty interest rate will be charged at variable interest rate as delineated in Item b below:

a. Fixed Interest Rate, namely ____;

b. Variable Interest Rate, namely floating upward by 100% based on the level of the base interest rate, and which, from the value date onwards, shall be subject to adjustment every 12 months. The interest rate adjustment date for penalty interest is the corresponding date of the value date in that month, and if there isn't a corresponding date in that month, the last day of the month will be the penalty interest rate adjustment date for penalty interest.

C. The penalty interest rate for overdue loan under this contract is variable interest rate as further delineated in Item b below:

a. Fixed Interest Rate, namely ____;

b. Variable Interest Rate, namely floating upward by 50 % based on the level of the base interest rate, and which, from the value date onwards, shall be subject to adjustment every 12 months. The interest rate adjustment date for the penalty interest is the corresponding date of the value date in that month, and if there isn't a corresponding date in that month, the last day of the month will be the penalty interest rate adjustment date for the penalty interest.

3. The value date mentioned in this Article is the date when the first loan advance under this contract is deposited into the account of Party A.

When the first loan advance under this contract is made, the base interest rate is the loan interest rate announced by the People's Bank of China on the value date for similar loans; henceforth, when loan interest rate or penalty interest rate is adjusted according to the aforementioned stipulation, the base interest rate is the loan interest rate announced by the People's Bank of China at the adjustment date for similar loans; If the People's Bank of China has stopped announcing loan interest rate for similar loans, the base interest rate is the loan interest rate applicable at the adjustment date which is recognized by the banking business or which is the normal loan interest rate for similar loans, unless the two parties have agreed otherwise

4. The interest hereunder is calculated from the first day when the loan is redeposited into the account of Party A. The loan interest under this contract is calculated daily, daily interest rate= monthly interest rate/30=annual interest rate/360. If Party A can not make interest payment on time, a compound interest will be charged starting from the following day.

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5. Interest Accrual

A. If a fixed interest rate is applied, to accrue the interest, the interest will be calculated according to the stipulated interest rate. If variable interest rate is applied, the interest will be calculated according to the decided interest rate of each floating period; if the interest rate floats several times during a single interest accrual period, the interest of each floating period shall be first calculated and the interest of the interest accrual period will be calculated at the interest accrual date by aggregating the interest of each floating period within such interest accrual period.

B. The interest of the loan under this contract is accrued quarterly, the accrual date is the 20th day of the last month of each quarter.

Article 5 Release of Funds and Utilization

1. The Precondition for Release of Funds

A. Party B is not obliged to release funds until the following preconditions are fulfilled, unless Party B waives the preconditions in whole or in part:

a. Party A finishes the processes of approval, registration, delivery and other due processes related to the loan under this contract, according to laws and regulations concerned;

b. If security is to be provided under this contract, the guaranty contract or other security should fulfill the requirement of Party B and should be effective;

c. Party A doesn't have any event of default stipulated in this contract;

d. Other preconditions as agreed between the Parties for release of funds under the Loan:

1). The registered capital of RMB 19 million is in place, i.e.

(1) Party A shall provide a valuation report to be prepared by Price Water House Coopers in the United States confirming the value of the total amount of project capital spent by Libbey Inc or its affiliates outside China. Price Water House Coopers office in China shall translate the report into Chinese and confirm the Chinese translation is consistent with the English version before the same is forwarded to Party B by post. The total amount of project capital spent by Libbey Inc. or its affiliates outside China shall include but not limited to machines, machinery, equipment, technology, furnace materials and controls, computer software, related services, engineering and design services, transport and transportation, and the book value of equipment which are spent by Libbey Inc. or any of its affiliate in the contemplation for sale or contribution to Party A in connection with the basis of Loan as well as the amount of all other expenses incurred in connection with such machines, machinery, equipment and technology.

(2) The total amount spent by Party A on Libbey's investment in China.

(3) Party A shall deposit the difference between the total project capital of 19 million and capital spent within and outside China as stated in (1) and (2) above in cash into the capital account opened by Party A with Party B, before signing of the loan agreement.

2). Party A shall open all its accounts with Party B and any use of loan proceeds shall be monitored and supervised by Party B. If Party A has to open other accounts with other banks due to business development needs, Party A shall obtain the consent from Party B in advance.

B. Party B shall release the funds under the loan within 3 bank working day(s) following the date when Party A fulfills all the aforementioned preconditions.

2. Loan Utilization Plan

a. ____ year ____ month ____day  amount________;

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b. ____ year ____ month ____day  amount________;
c. ____ year ____ month ____day  amount________;
d. ____ year ____ month ____day  amount________;
e. ____ year ____ month ____day  amount________;
f. ____ year ____ month ____day  amount________;

Article 6 Repayment

1. The Principle of Repayment

All repayments by Party A hereunder shall be made in accordance with the following principle.

1). Repay the loan principal first before paying the interest, if the loan principal is more than 90 days overdue, or the loan interest is more than 90 days overdue, or if Party A's operations have ceased or the project funded with the loan has been stopped even if the loan is not overdue or is overdue by less than 90 days; or for loans as otherwise specified under relevant laws and regulations.

2). Pay the interest first before repaying the loan principal, and any outstanding interest shall be paid on at the date of full discharge of the principal, for cases other than that specified in the above paragraph.

2. Payment of Interest

Party A shall pay due interest to Party A at the interest accrual date. The first interest payment date is the first interest accrual date following release of the funds. At the time of the last repayment, the interest shall be paid together with the principal.

3. Principal Repayment Plan

Party A shall repay the principal according to the following plan:

a. 20 July 2012       amount: RMB 30million;
b. 20 December 2012   amount: RMB 40million;
c. 20 July 2013       amount: RMB 60million;
d. 20 December 2013   amount: RMB 60million
e. 20 January 2014    amount: RMB60million;

4. Means of Repayment

Before the repayment date stipulated in this contract is due, Party A shall deposit enough money in the account opened by Party B and automatically transfer the due repayment of that period to make loan repayment, or transfer money from other accounts to make loan repayment on the repayment date stipulated in this contract; if Party A doesn't make loan repayment on time, Party B is entitled to transfer money from the accounts opened by Party A in China Construction Bank systems.

5. Prepayment

A. If Party A desires to make prepayment of interest, it only needs to notify Party B in advance.

B. If Party A desires to make prepayment of loan principal, it shall submit a written application to Party B 20 bank's working days in advance. With the consent of Party B, Party A can prepay the principal in whole or in part.

If Party A makes prepayment of loan principal, the interest is calculated according to the number of days of loan utilization and the loan interest rates stipulated in Article 4 of this contract.

If Party A makes prepayment of loan principal, Party A agrees to pay compensation to Party B. Compensation=the prepaid principal amount *1%*prepaid month(s), where any period less than a full month shall be deemed as a full month.

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If Party A makes repayment in installments, and it prepays part of the loan principal, the prepayment shall be made in reverse order to the repayment plan. After the prepayment is made, the outstanding principal shall be repaid at the loan interest rate stipulated in this contract.

Article 7 Security for the Loan

In case of a secured loan, the forms of security shall be Items 1 as delineated below:

1. Guarantee
2. Mortgage
3. Pledge
4. Standby Letter of Credit
5. Credit Insurance
6. Others:____

Article 8 Rights and Obligations of Party A

1. Rights of Party A

A. Party A is entitled to require Party B to release the funds in accordance with _____ contractual terms;

B. Party A is entitled to utilize the loan in accordance with the purpose specified under contractual terms;

C. Party A is entitled to apply to Party B for an extension under the conditions stipulated by Party B;

D. Party A is entitled to require Party B to treat confidentially the financial information and business secret used in its production and operations which Party A provides to Party B, unless it's stipulated otherwise in laws and regulations.

2. The Obligations of Party A

A. Party A shall provide related financial accounting information and production and operations information as required by Party B, including, but not limited to, providing to Party B within the first thirty (30) banking days of the first month of every quarter the balance sheet as of the end of last quarter, profit and loss statement (statement of revenues and expenditures for public institutions) as of the end of last quarter, providing statement of cash flow of the year at the end of every year, and take responsibility for the truthfulness, completeness and validity of the information provided.

B. Party A must use the loan in accordance with the stipulations of this Contract and the loan shall not be diverted to any other purpose;

C. Party A shall actively cooperate with Party B in accepting Party B's inspection and supervision on Party A's production, operation and financial events, and the use of the loan under this contract;

D. Party A shall make principal repayment and interest payment on time in accordance with contractual terms;

E. Party A and its investors shall not surreptitiously withdraw funds or transfer assets to evade debts to Party B;

F. Before full discharge of the loan principal and interest hereunder, Party A shall not provide without the consent of Party B any security for any third party with the assets generated through the use of the loan under this contract.

G. If during the term of this Contract Party A wants to provide any security for any third party which may affect Party A's repayment capability hereunder, Party A shall notify Party B in written form in advance and seek the consent of Party B;

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H. If the guarantor under this contract stops production, goes out of business, nullifies its registration, is revoked business license, goes bankrupt, is revoked or has deficit in operation, and thus loses part or all of its corresponding guaranty ability under this loan contract, or if the value of guaranty or the object of pledge under this loan contract is reduced, destroyed accidentally or lost, Party A shall provide in a timely manner other means of security acceptable by Party B;

I. During the period of this contract, if Party A changes its name, its legal representative (person in charge), address, business scope, registered capital, etc., Party A shall notify Party B in time;

J. During the period of this contract, in case that Party A experiences any change which will affect the fulfillment of Party B's creditor's rights, such as tendering for a contract, leasing, shareholding reorganization, joint operations, merger, acquisition, spin-off, establishing joint venture, applying for stopping doing business for internal rectification, filing for dissolution or bankruptcy etc., Party A shall notify Party B thirty (30) days in advance in written form, seek Party B's consent and procure new sources for the payment of the loan under this contract or provide new security as required by Party B.

K. During the period of this contract, in case that Party A experiences any change which will have serious negative impacts on the repayment obligations under this contract, such as stopping production, going out of business, nullifying its registration, being revoked business license, its legal representative or person in charge engaging in illegal acts, being involved in important lawsuits, having serious difficulties in production and operation, having deteriorating financial problems etc. Party A shall notify Party B immediately in writing and procure new sources for payment of the loan under this contract or provide new security as required by Party B;

L. Party A shall pay all expenses in connection with the contract and the security under this contract, such as legal fee, insurance fee, certification fee, registration fee, storage cost, appraisal cost, notarial fee, etc.

Article 9 The Rights and Obligations of Party B

1. The Rights of Party B

A. Party B is entitled to be kept informed of the production and operation and the financial conditions of Party A, and is entitled to require Party A to provide related planning statistics, financial statements and other documents;

B. Party B is entitled to transfer from the account opened by Party A in China Construction Bank system any sum of money which Party A should pay Party B under the Contract, no matter what kind of currency it is in.

2. The Obligations of Party B

A. Party B shall release the funds to Party A on time and in full in accordance with contractual terms, unless it's delayed by Party A;

B. Treat confidential the related financial information and business secret used in production and operation provided by Party A, unless otherwise stipulated in laws and regulations.

Article 10 Default Responsibilities

1. Events of Default

A. Default of Party A

a. Party A does not provide truthful, complete and valid financial accounting information, production and operation information and other related information as required by Party B;

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b. Party A does not use the loan for the purposes stipulated by the two parties;

c. Party A does not repay the principal and interest of the loan on time;

d. Party A refuses or impedes any inspection and supervision by Party B over the use of loan;

e. Party A transfer assets, withdraw capital, in order to evade debts;

f. Party A has a deteriorating operation and financial situation, can not repay due debts, or is involved or will be involved in important lawsuits or arbitration proceedings or has other legal disputes, which Party B believes may affect or jeopardize, or has already affected or jeopardized the rights and interests of Party B under this contract;

g. Party A has any other debt which has already affected or may affect the fulfillment of its obligations to Party B under this contract;

h. Party A does not fulfill any other due debts to China Construction Bank;

i. During the period of this contract, Party A changes the pattern of management or the management structure by means of tendering for a contract, leasing, merger, acquisition, establishing joint venture, spin-off, joint operations, shareholding reorganization, which Party B believes may affect or jeopardize, or has already affected or jeopardized the rights and interests of Party B under this contract;

j. Any other event considered by Party B to be sufficient to affect fulfillment of the debts;

k. Party A violates other stipulated obligations under this contract.

B. If the following events occur to the guarantor, and Party A can not provide new security as required by Party B, it will be deemed as breach of contract by Party A:

a. The guarantor has an event which will be sufficient to affect the guarantor's joint guarantee liability, such as tendering for a contract, leasing, merger and acquisition, establishing joint venture, spin-off, joint operations, shareholding reorganization, going bankrupt, being revoked;

b. The guarantor provides a security for any third party in excess of its capacity;

c. The guarantor loses or may lose its capacity as a guarantor.

d. Other events of default of the guarantor stipulated in the guaranty contract.

C. If the following events occur to the mortgagor, and Party A can not provide new security as required by Party B, it will be deemed as breach of contract by Party A:

a. The Mortgagor does not effect insurance over the collateral as required by Party B, or does not distribute the insurance compensation in accordance with the terms of the mortgage contract after an insurance accident happens;

b. The collateral is destroyed, vanished or depreciated due to events caused by any third party, and the mortgager does not distribute the compensation in accordance with the terms of the mortgage contract;

c. The mortgagor donates, transfers, leases, re-mortgages, moves or otherwise disposes the collateral, without written consent of Party B;

d. The mortgagor disposes the collateral with the consent of Party B, but does not distribute the disposal proceeds in accordance with the terms of the mortgage contract;

e. The collateral is destroyed, vanished or depreciated, which is sufficient to affect repayment of the debts under the contract, and the mortgagor does not recover the value of the collateral in time, or does not provide other security acceptable by Party B;

f. Other events of default of the mortgagor stipulated in the mortgage contract.

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D. If the following events occur to the pledger, and Party A can not provide new security as required by Party B, it will be deemed as breach of contract by Party A:

a. The pledger does effect insurance over the collateral as required by Party B, or does not distribute the insurance compensation in accordance with the terms of the pledge contract after an insurance accident happens;

b. The collateral is destroyed, lost or depreciated due to events caused by any third party, and the pledger does not distribute the compensation in accordance with the terms of the pledge contract;

c. The pledger disposes the collateral with the consent of Party B, but does not distribute the disposal proceeds in accordance with the terms of the pledge contract;

d. The collateral is destroyed, vanished or depreciated, which will be sufficient to affect repayment of the principal and interest of the debts under the contract, and the pledger does not recover the value of the collateral, or does not provide other security acceptable by Party B;

e. Other events of default of the pledger stipulated in the pledge contract.

E. If the guarantee contract or other means of guarantee does not take effect, is void or is revoked, or the guarantor partly or wholly loses its guarantee capacity or refuses to perform its guarantee obligations, and Party A does not procure new security as required by Party B, it will be deemed as breach of contract by Party A.

2. Remedies for Default

Party B is entitled to exercise one or several of the following rights if the events of default stipulated in (A) to (E) above occurs:

A. Stop releasing any fund, declares that the loan is immediately due and payable, and requires immediate repayment of all the principal, interests and expenses, whether due or not, under this contract.

B. Charge liquidated damages for breach of contract from Party A, which is 5% of the loan principal.

C. If Party A fails to use the loan for the purposes under this contract, Party B shall charge interest and compound interest over the amount diverted by Party A from the day when the loan is diverted for purposes other than those specified herein till the day when the principal and interest are fully repaid, according to the penalty interest rate and accrual of interest stipulated in this contract.

D. Before the loan becomes due, Party B shall charge compound interest on the interest which Party A fails to pay on time, according to the loan interest rate and accrual of interest stipulated in Article 4 of this contract.

E. If the loan is overdue, Party B shall charge interest and compound interest on the principal and interest which Party A fails to repay on time (including the loan principal and interest declared by Party B to be due and payable immediately) from the overdue day till the day when the principal and interest are repaid in full, according to the penalty interest rate and accrual of interest stipulated in this contract. If Party A fails to repay on time or according to the installment repayment schedule stipulated in this contract, it shall be deemed as an overdue loan.

F. Transfer money from the accounts opened by Party A with China Construction Bank system, no matter what kind of currency it is in.

G. Require that Party A provide new security acceptable by Party B for all the debts under this

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contract.

H. Exercise the guaranty rights.

I. Terminate the contract.

Article 11 Other agreements reached upon by and between parties.

1. Libbey Inc. shall provide a joint liability repayment guarantee for the Loan and shall issue a Guarantee Contract (Contract No. 2006-01). Upon completion of the project, finalization of titles to the plants and equipment and normal operation of the equipment and machinery and when Party A's operations have generated profits and its net operating cash flow is positive, a mortgage shall be processed, subject to consent of Party B, to substitute the above security in an amount equal to the mortgage value. Subject to satisfaction of reasonable conditions approved by Party B, the mortgage over land use right and buildings may be processed earlier to substitute the above security in an amount equal to the mortgage value.

2. The Loan hereunder shall take priority in terms of repayment to any shareholder loan.

3. With regard to Article 5(2), the following shall be added: "The loan shall be drawn down in 8 installments before 31st March 2007 and each drawdown shall be no less than RMB10 million."

4. With regard to Article 8 (2) A, Party A shall provide Party B with an annual report no later than 28th February in the following year.

5. With regard to Article 10(1) (A) (c) and (h), the following shall be inserted:

"Within 10 working days upon the Loan principal and interest have become due and payable, Party B shall not act on the remedies available to it under Article 10
(2) (A) against Party A".

6. With regard to Article 10(1) (A) (f), the following shall be inserted:

"The word 'affect' or 'jeopardize' as referenced herein shall be understood to mean that it will render Party A unable to discharge any indebtedness that will become due and payable soon".

7. Party A shall cover insurance in an insurance company accepted by Party B (whose acceptance shall not be unreasonably withheld) for equipments, engineering construction, transportation and risk during the operation of the project related to the items or trade of the loan. The insured amount shall be no lower than the principal of loan, and it shall provide in the special representation clause of the insurance policy that the first beneficiary shall be China Construction Bank Corporation Langfang Economic Development Area Sub-branch. Party A shall deliver the original copy of the insurance policy to Party B in ninety (90) days as of the effective date of the Contract. Party A is not allowed to terminate the insurance by any reason before the principal, interests and charges are repaid. If Party A terminates the insurance, Party B has the right to renew the insurance or cover insurance instead of Party A, and Party A shall assume the charge. Party A shall be responsible for all loss suffered by Party B due to the termination of insurance.

Party A shall notify Party B in written form in five (5) business days after knowing the occurrence of insured accident, and claim for compensation to the underwriter according to relative stipulation in the insurance policy; Party A shall bear all losses caused by Party A's failure to notify or claim compensation in time, or failure to fulfil the obligation under the items of the insurance policy.

Insurance indemnity shall be used to repay the principal and interest of loan and other payable expenditures first, but Party B can decide whether the insurance indemnity will be applied on project or trade supported by the loan according to the conditions of the project; the insufficiency of

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insurance indemnity which fails to repay the principal and interest shall not be taken as the excuse of exemption of payable debt of Party A.

Article 12 Resolution of Contract Dispute

Any dispute between Party A and Party B arising in the performance of this Contract shall be settled by the both Parties through consultation; if it can not be settled through negotiation, it may be settled through arbitration as delineated in Item 2 below:

1. Bring an action at the people's court where Party B is located.

2. Submit to China International Economic and Trade Arbitration Commission (in Beijing) for arbitration according to its rules effective at the time of arbitration application. The arbitration adjudication is final, and has binding effects on the two parties. During the legal proceedings or arbitration proceedings, the terms of the contract not involved in the disputes shall still be fulfilled.

Article 13 The Effectiveness of the Contract

The contract takes effect from and after the legal representative (person in charge) or agent of Party A signs and affixes its official seal, and the person in charge or agent of Party B signs and affixes its official seal.

Article 14 This Contract is prepared in eight (8) original copies.

Article 15 Terms to Declare

1.   Party A knows clearly the business scope and extent of authority of Party
     B.

2. Party A has read all the terms of this contract. As required by Party A, Party B has made explanations to relative terms of this contract. Party A is all familiar with and fully understand the meaning of the terms of this contract and the corresponding legal consequences.

3.   Party A is authorized to execute this Contract.

Party A (official seal):


------------------------------------------
Legal Representative (Person in Charge) or
Authorized Agent (signature):

Year   Month   Day


Party B (official seal):


------------------------------------------
Person in Charge or
Authorized Agent (signature):

Year   Month   Day